Exhibit 32

WRITTEN STATEMENT OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President and Chief Executive Officer, Chief Financial Officer, and the Vice President - Chief Accounting Officer and Controller of Washington Real Estate Investment Trust (“Washington REIT”), each hereby certifies on the date hereof, that:

(a)
the Annual Report on Form 10-K for the year ended December 31, 2016 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Washington REIT.

Dated:	February 21, 2017	/s/ Paul T. McDermott

Paul T. McDermott
Chief Executive Officer

Dated:	February 21, 2017	/s/ Stephen E. Riffee

Stephen E. Riffee
Chief Financial Officer
(Principal Financial Officer)

Dated:	February 21, 2017	/s/ W. Drew Hammond

W. Drew Hammond
Chief Accounting Officer and Controller
(Principal Accounting Officer)